Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of April 19, 2023 (the “Effective Date”), by and among Augmedix, Inc., a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto (each a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, the Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), and Rule 506 of Regulation D as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act.

WHEREAS, each Purchaser wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) shares (the “Shares”) of Common Stock, (ii) pre-funded warrants in the form attached hereto as Exhibit B to purchase shares of Common Stock (each, a “Pre-Funded Warrant” and collectively, the “Pre-Funded Warrants”) and (iii) warrants in the form attached hereto as Exhibit C to purchase shares of Common Stock (the “Break Even Warrants” and together with the Pre-Funded Warrants, the “Warrants”). The Shares, Warrants and Warrant Shares are collectively referred to herein as the “Securities.”

WHEREAS, the Securities subscribed for pursuant to this Agreement have not been registered under the Securities Act or any state or foreign securities Law. For purposes of this Agreement, “Law” or “Laws” means any federal, state, local or foreign or provincial statute, law (including, for the avoidance of doubt, any statutory, common, or civil law), ordinance, rule, regulation, order, injunction, decree or agency requirement having the force of law or any undertaking to or agreement with any Governmental Authority (as defined below).

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

AGREEMENT

1. Definitions.

“Closing” means the closing of the purchase and sale of the Securities on the Closing Date pursuant to Section 2(a) of this Agreement.

“Closing Date” means April 19, 2023.

“Common Stock” means the Company’s common stock, par value $0.0001 per share.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“GAAP” means U.S. generally accepted accounting principles consistently applied.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Liens” means any legal or equitable, specific or floating, lien (statutory or otherwise), restriction, mortgage, deed of trust, pledge, lien, security interest, restrictive covenant, or other adverse right, charge, claim or encumbrance of any kind or nature whatsoever.

“Nasdaq” means the Nasdaq Capital Market.

“Pre-Funded Warrant Purchase Price” means $1.60 per share, of which $1.5999 per share will be paid at Closing.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“SEC Documents” means all reports, schedules, registration statements, proxy statements and other documents (including all amendments, exhibits and schedules thereto) filed or furnished, as applicable, by the Company with the SEC.

“Share Purchase Price” means $1.60 per share.

“Trading Day” means a day on which the Common Stock is traded on Nasdaq.

“Transaction Documents” means this Agreement, the Registration Rights Agreement and the Warrants (collectively with all other documents, certificates or instruments executed and delivered to the Purchasers in connection with the transactions contemplated hereby or thereby).

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

2. Subscription.

(a) Purchase and Sale of the Securities. At the Closing, on the terms and subject to the satisfaction or waiver (to the extent permitted by applicable Law) of the conditions set forth in this Agreement, each Purchaser agrees to purchase, and the Company agrees to sell and issue to such Purchaser, severally and not jointly:

(i) the number of Shares set forth opposite such Purchaser’s name on Exhibit A hereto, at a purchase price equal to the Share Purchase Price per share of Common Stock.

(ii) the Pre-Funded Warrants set forth opposite such Purchaser’s name on Exhibit A hereto, at a purchase price equal to the Pre-Funded Warrant Purchase Price per Warrant Share.

(iii) the Break Even Warrants set forth opposite such Purchaser’s name on Exhibit A hereto.

(b) Closing. On the terms and subject to the satisfaction or waiver (to the extent permitted by applicable Law) of the conditions set forth in this Agreement, the closing of the issuance, sale and purchase of the Securities (the “Closing”) shall take place remotely via the exchange of final documents and signature pages, on such date on which all of the conditions set forth in Section 5 and Section 6 of this Agreement have been satisfied or waived (other than those conditions that by their nature will be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted by applicable Law) of those conditions at such time), or such other time and place as the Company and the Purchasers may agree. At the Closing, each Purchaser shall deliver to the Company via wire transfer of immediately available funds equal to the purchase price set forth opposite such Purchaser’s name on Exhibit A hereto, and the Company shall deliver to each Purchaser its respective Securities in the amounts set forth opposite such Purchaser’s name on Exhibit A hereto, deliverable at the Closing on the Closing Date in accordance with Section 2(c) of this Agreement. The Closing shall occur at 1:15 p.m. (Pacific Time) on the Closing Date or such other time and location as the parties shall mutually agree.

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(c) Deliveries. At the Closing, the Company will deliver or cause to be delivered to each Purchaser:

(i) book-entry shares representing the Shares purchased by such Purchaser, registered in such Purchaser’s name;

(ii) the Pre-Funded Warrant purchased by such Purchaser, registered in such Purchaser’s name; and

(iii) the Break Even Warrant set forth opposite such Purchaser’s name on Exhibit A hereto.

Such deliveries shall be against payment by such Purchaser of the purchase price set forth opposite such Purchaser’s name on Exhibit A hereto by wire transfer of immediately available funds to the Company in accordance with the Company’s written wire instructions.

3. Representations and Warranties of the Company. Except as set forth in the SEC Documents filed or furnished, as applicable, by the Company with the SEC since January 1, 2020 and prior to the date hereof, the Company hereby represents and warrants to the Purchaser, as of the date hereof and as of the Closing Date, the following:

(a) Organization and Qualification. The Company and each of its Subsidiaries (as defined below) is a corporation or limited liability company, as the case may be, duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or formation, and has the requisite corporate or limited liability company power to own, lease and operate its properties and to carry on its business as currently conducted and as presently conducted and as proposed to be conducted. The Company and each of its Subsidiaries is duly qualified as a foreign corporation or limited liability company, as the case may be, to do business and is in good standing in every jurisdiction in which the nature of the business as currently conducted makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. For purposes of this Agreement, “Material Adverse Effect” means any event, circumstance, development, condition, occurrence, state of facts, change or effect that, individually or in the aggregate with any other event, circumstance, development, condition, occurrence, state of facts, change or effect, has or would reasonably be expected to (x) prevent or materially delay or materially impair the ability of the Company or its Subsidiaries to carry out its obligations under this Agreement or (y) have any material adverse effect on the business, properties, assets, liabilities, operations or condition (financial or otherwise), results of operations or future prospects of the Company and its Subsidiaries, taken as a whole; provided, however, that for purposes of clause (y), none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or would reasonably be expected to have a “Material Adverse Effect”: (i) general financial, credit, capital market or regulatory conditions or any changes therein (provided, however, that such effects do not affect the Company and its Subsidiaries taken as a whole disproportionately as compared to the Company’s competitors), (ii) any effects alone or in combination that arise out of, or result from, directly or indirectly from the announcement, pendency, execution or performance of this Agreement, the transactions contemplated hereby or any action contemplated by this Agreement, (iii) acts of God, war (whether or not declared), disease, including the COVID-19 pandemic, the commencement, continuation or escalation of a war, acts of armed hostility, sabotage or terrorism or other international or national calamity or any material worsening of such conditions (provided, however, that such changes do not affect the Company or its Subsidiaries disproportionately as compared to the Company’s competitors), (iv) any matter disclosed in SEC Documents (excluding any disclosures (whether contained under the heading “Risk Factors,” in any “forward looking statements” disclaimer or in any other section) to the extent they are cautionary, predictive or forward-looking in nature); (v) any failure by the Company or its Subsidiaries to meet any projections, budgets or estimates of revenue or earnings (it being understood that the facts giving rise to such failure may be taken into account in determining whether there has been a Material Adverse Effect (except to the extent such facts are otherwise excluded from being taken into account by this proviso)), (vi) changes affecting the industry generally in which the Company or its Subsidiaries operates (provided, however, that such changes do not affect the Company or its Subsidiaries disproportionately as compared to the Company’s competitors), or (vii) changes in Law or GAAP (provided, however, that such changes do not affect the Company or its Subsidiaries disproportionately as compared to the Company’s competitors). For purposes of this Agreement, “Subsidiary” means, with respect to the Company, any corporation, partnership, limited liability company, joint venture or other legal entity of any kind of which (i) 50% or more of the capital stock or other equity interests or voting power are, directly or indirectly, controlled, owned or held by, or (ii) that is, at the time any determination is made, controlled (whether by voting power, Contract (as defined below) or otherwise) by, in each case, the Company (either alone or through or together with one or more of its other Subsidiaries).

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(b) Authorization, Enforcement, Compliance with Other Instruments. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents and to consummate the transactions contemplated thereby, including to issue the Securities, in accordance with the terms hereof and thereof; (ii) the execution and delivery by the Company of each of the Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Securities, have been, or will be at the time of execution of such Transaction Document, duly authorized by the Board of Directors of the Company, and no further action, proceeding, consent, waiver or authorization is, or will be at the time of execution of each such Transaction Document, required by or from the Company, its Board of Directors or stockholders; (iii) this Agreement has been, and at the Closing each of the other Transaction Documents will be when delivered at the Closing, duly executed and delivered by the Company; and (iv) this Agreement and the other Transaction Documents, when delivered at the Closing will constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies and, with respect to any rights to indemnity or contribution contained in the Transaction Documents, as such rights may be limited by state or federal laws or public policy underlying such laws.

(c) Capitalization.

(i) As of the date hereof, the authorized capital stock of the Company consists of 500,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, par value $0.0001 per share.

(ii) The Company’s disclosure of its issued and outstanding capital stock in its most recent SEC Document containing such disclosure was accurate in all material respects as of the date indicated in such SEC Document. Since the date indicated in such SEC Document, there has not been any change the Company’s capital stock, other than as a result of the exercise of stock options or the award of stock options or restricted stock units in the ordinary course of business pursuant to the Company’s stock-based compensation plans described in the SEC Documents. All of the outstanding shares of Common Stock and of the capital stock of each of the Company’s Subsidiaries have been duly authorized, validly issued and are fully paid and non-assessable and free of preemptive or similar rights and other Liens. All of the issued and outstanding capital stock of each Subsidiary of the Company are owned, directly or indirectly, by the Company, free and clear of any Liens. No shares of capital stock of the Company or any of its Subsidiaries are subject to preemptive rights or any other similar rights or any Liens suffered or permitted by the Company. Except for stock options and restricted stock units approved pursuant to the Company’s stock-based compensation plans described in the SEC Documents and warrants described in the SEC Documents, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible, exercisable or exchangeable into, any shares of capital stock of the Company or any of its Subsidiaries, or any Contracts by which the Company or any of its Subsidiaries is or may become bound or pursuant to which the Company or any of its Subsidiaries is otherwise obligated to issue additional shares of capital stock of the Company or any of its Subsidiaries. There are no outstanding debt securities of the Company or any of its Subsidiaries other than indebtedness as described in the SEC Documents. Other than pursuant to the Registration Rights Agreement or as described in the SEC Documents, there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act. There are no securities or instruments of the Company or any of its Subsidiaries containing anti-dilution or similar provisions, including the right to adjust the exercise, exchange or reset price under such securities, that will be triggered by the issuance of the Securities as described in this Agreement. No co-sale right, right of first refusal or other similar right will exist with respect to the Securities or the issuance and sale thereof. No shares of Common Stock are reserved for issuance, other than shares of Common Stock reserved for issuance under the Company’s stock-based compensation plans described in the SEC Documents and warrants described in the SEC Documents. Except for the interests in the Company’s Subsidiaries, neither the Company nor any of its Subsidiaries owns any equity interest or other interest of any nature in, or any interest convertible, exchangeable, or exercisable for, equity interests or other interests of any nature in any other person.

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(d) Issuance of Securities. The Shares and Warrants that are being issued to the Purchasers hereunder, when issued, sold and delivered in accordance with the terms and upon payment the consideration set forth in this Agreement, together with the underlying Warrant Shares, when issued and delivered and paid for in compliance with the provisions of the applicable Warrant, will be duly and validly issued, fully paid and non-assessable, and free of preemptive or similar rights, Taxes (as defined below) and other Liens with respect to the issuance thereof, and restrictions on transfer other than restrictions on transfer under the Transaction Documents, applicable state and federal securities Laws and Liens created by or imposed by the Purchasers. Assuming the accuracy of each of the representations and warranties of the Purchasers herein, the offer, issuance and sale by the Company of the Securities is exempt from registration under the Securities Act.

(e) No Conflicts. The execution, delivery and performance of each of the Transaction Documents by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby, including issuance and sale of the Securities in accordance with this Agreement, have not and will not (i) result in a violation of the Company’s Certificate of Incorporation or the Company’s Bylaws of the Company or any of its Subsidiaries; (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any Contract to which the Company or any Subsidiary is a party, except for those which would not reasonably be expected to be material to the business of the Company and its Subsidiaries, taken as a whole, or (iii) result in a violation of any Law applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected, except for those which would not reasonably be expected to be material to the business of the Company and its Subsidiaries, taken as a whole. Neither the Company nor any Subsidiary is in violation of or in default under, any provision of its Certificate of Incorporation or Bylaws or any other constitutive documents. Neither the Company nor any Subsidiary is in violation of any term of or in default under any Contract, judgment, decree or order or any Law applicable to the Company or any Subsidiary, which violation or breach has been or would reasonably be expected to be material to the business of the Company and its Subsidiaries, taken as a whole. Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities Laws, neither the Company nor any of its Subsidiaries is required to obtain any Authorization of, or provide any notice to or make any filing or registration with, any Governmental Authority in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement or the other Transaction Documents in accordance with the terms hereof or thereof, other than (i) the filing of the registration statement contemplated by the Registration Rights Agreement, (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Securities are being offered, (iii) any listing applications and related consents or any notices required by Nasdaq in the ordinary course of the offering of the Securities, (iv) filings with the SEC under the Securities Act, (v) filings with the SEC on Form 8-K with respect to this Agreement and (vi) the filing of a Notice of Exempt Offering of Securities on Form D with the SEC under Regulation D. Neither the execution and delivery by the Company of the Transaction Documents, nor the consummation by the Company of the transactions contemplated hereby or thereby, will require any notice, consent or waiver under any Contract to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of their assets or businesses is subject, except for any notice, consent or waiver the absence of which would not reasonably be expected, individually or in the aggregate, to be material to the business of the Company and its Subsidiaries, taken as a whole. All notices, consents, authorizations, orders, filings and registrations which the Company or any of its Subsidiaries is required to deliver or obtain pursuant to the preceding two sentences have been or will be delivered or obtained or effected, and shall remain in full force and effect, on or prior to the Closing.

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(f) Absence of Litigation. Except as described in the SEC Documents, there is no, and since the date that is two (2) years prior to the date hereof (the “Lookback Date”) there has not been any, action, suit, claim, inquiry, notice of violation, arbitration, petition, charge, citation, summons, subpoena, proceeding (including any partial proceeding such as a deposition) or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity, before or by any Governmental Authority (an “Action”) pending or threatened in writing or, to the knowledge of the Company, threatened orally, against or affecting the Company or any of its Subsidiaries or any of their respective officers or directors or any of their respective assets or businesses, which has or would be reasonably likely to (i) adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of the other Transaction Documents or (ii) be material to the business of the Company and its Subsidiaries, taken as a whole. For the purpose of this Agreement, the knowledge of the Company means the knowledge of the officers of the Company, both actual or knowledge that they would have had upon reasonable inquiry of the personnel of the Company responsible for the applicable subject matter. Neither the Company nor any of its Subsidiaries is, and since the Lookback Date has not been, subject to any judgment, decree, or order which has been, or would reasonably be expected to be material to the business of the Company and its Subsidiaries, taken as a whole.

(g) Acknowledgment Regarding Purchasers’ Purchase of the Securities. The Company acknowledges and agrees that the Purchasers are acting solely in the capacity of arm’s length purchasers with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that the Purchasers are not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by the Purchasers or any of their representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities.

(h) No General Solicitation. Neither the Company, nor any of its Affiliates (as defined below), nor, to the knowledge of the Company, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. “Affiliate” means, with respect to any person, any other person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person, as such terms are used in and construed under Rule 144 under the Securities Act (“Rule 144”). With respect to each Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

(i) No Integrated Offering. Neither the Company, nor any of its Affiliates, nor to the knowledge of the Company, any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would eliminate the availability of the exemption from registration under Regulation D or afforded by Section 4(a)(2) of the Securities Act in connection with the sale and issuance of the Securities contemplated hereby (the “Offering”) or cause this sale and issuance of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act.

(j) Employee Relations. Since the Lookback Date, there has been no actual or threatened in writing, or to the knowledge of the Company, threatened orally, labor dispute, work stoppage, request for representation, union organizing activity, or unfair labor practice charges involving the employees of the Company or any of its Subsidiaries. Neither Company nor any Subsidiary is party to any collective bargaining agreement. The Company’s and/or its Subsidiaries’ employees are not members of any union, and the Company believes that its and its Subsidiaries’ relationship with their respective employees is good.

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(k) Intellectual Property Rights. Except as described in the SEC Documents, the Company and each of its Subsidiaries exclusively owns, possesses, or has valid and enforceable rights to use, license, and exploit all Intellectual Property used in, necessary or advisable for the conduct of the Company’s and its Subsidiaries’ business as currently conducted and as described in the SEC Documents, except for a failure to own, possess or have such rights that would not reasonably be expected to result in a Material Adverse Effect. There are no unreleased liens or security interests which have been filed, or which the Company has received notice of, against any of the Intellectual Property owned by the Company. All Intellectual Property owned by the Company or its Subsidiaries, and all Contracts pursuant to which the Company or its Subsidiaries license Intellectual Property, are valid and enforceable, and the Company and its Subsidiaries are in full compliance with all such Contracts except as would not reasonably be expected to result in a Material Adverse Effect. Furthermore, except as has not been and would not reasonably be expected to result in a Material Adverse Effect, since the Lookback Date: (A) to the Company’s knowledge, there has been no infringement, misappropriation or violation by third parties of any such Intellectual Property of the Company or its Subsidiaries; (B) there has been no Action pending or threatened in writing (or to the Company’s knowledge, threatened orally) by others challenging the Company’s or any of its Subsidiaries’ ownership of or any rights in or to any such Intellectual Property; (C) the Intellectual Property owned by the Company and its Subsidiaries and, to the Company’s knowledge, the Intellectual Property licensed to the Company and its Subsidiaries, has not been adjudged invalid or unenforceable, in whole or in part, and there has been no Action pending or threatened in writing (or to the Company’s knowledge, threatened orally) by others challenging the validity, enforceability or scope of any such Intellectual Property; (D) there has been no Action pending or threatened in writing (or to the Company’s knowledge, threatened orally) by others that the Company or any of its Subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, and neither the Company nor any of its Subsidiaries has received any written notice of such Action; and (E) to the Company’s knowledge, no employee of the Company or any of its Subsidiaries has violated any term of any employment Contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or any of its Subsidiaries or actions undertaken by the employee while employed with the Company or any of its Subsidiaries. The Company and its Subsidiaries have complied in all material respects with 37 C.F.R. Section 1.56. The consummation of the transactions contemplated hereby or by the other Transaction Documents will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other person in respect of, the Company or any of its Subsidiaries’ right to own, use or hold for use any Intellectual Property as owned, used or held for use in the conduct of the Company’s and its Subsidiaries’ business as currently conducted and as described in the SEC Documents, except as would not reasonably be expected to be material to the business of the Company and its Subsidiaries, taken as a whole. The rights of the Company and each of its Subsidiaries in their Intellectual Property are valid, subsisting and enforceable, except as would not reasonably be expected to be material to the business of the Company and its Subsidiaries, taken as a whole. The Company and each of its Subsidiaries has taken reasonable steps to maintain their Intellectual Property and to protect and preserve the confidentiality of all of their Trade Secrets. To the Company’s knowledge, there has not been any disclosure or access to any Trade Secrets of the Company and each of its Subsidiaries by any unauthorized person. The Company and each of its Subsidiaries have taken and continue to take commercially reasonable measures, at least consistent with prevailing industry practice, to ensure that all personal information in their possession, custody or control is protected against loss and against unauthorized, access, use, modification, disclosure or other misuse. “Intellectual Property” shall mean any and all rights title and interest in, arising out of, or associated with any intellectual or intangible property, whether protected, created or arising in any jurisdiction throughout the world, including the following: (a) issued patents and patent applications (whether provisional or non-provisional), including divisionals, continuations, continuations-in-part, substitutions, reissues, reexaminations, extensions, or restorations of any of the foregoing, and other Governmental Authority issued indicia of invention ownership (including certificates of invention, petty patents, and patent utility models) (“Patents”); (b) trademarks, service marks, brands, certification marks, logos, trade dress, slogans, trade names, and other similar indicia of source or origin, together with the goodwill connected with the use of and symbolized by, and all registrations, applications for registration, and renewals of, any of the foregoing (“Trademarks”); (c) copyrights and works of authorship, whether or not copyrightable, and all registrations, applications for registration, and renewals of any of the foregoing (“Copyrights”); (d) internet domain names and social media account or user names (including “handles”), whether or not Trademarks, all associated web addresses, URLs, websites and web pages, social media sites and pages, and all content and data thereon or relating thereto, whether or not Copyrights; (e) mask works, and all registrations, applications for registration, and renewals thereof; (f) industrial designs, and all Patents, registrations, applications for registration, and renewals thereof; (g) trade secrets, know-how, inventions (whether or not patentable), discoveries, improvements, technology, business and technical information, databases, data compilations and collections, tools, methods, processes, techniques, and other confidential and proprietary information and all rights therein (“Trade Secrets”); (h) computer programs, operating systems, applications, firmware and other code, including all source code, object code, application programming interfaces, data files, databases, protocols, specifications, and other documentation thereof; (i) rights of publicity; and (j) all other intellectual or industrial property and proprietary rights.

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(l) Environmental Laws.

(i) Except as would not reasonably be expected to be material to the business of the Company and its Subsidiaries, taken as a whole: (x) the Company and each Subsidiary is in compliance and has complied with all applicable Environmental Laws (as defined below); (y) the Company or its applicable Subsidiary is in possession of all Authorizations required pursuant to Environmental Laws to conduct their respective businesses as currently conducted and as described in the SEC Documents and (z) the Company or its applicable Subsidiary is in material compliance with all terms and conditions of such Authorizations. There is no Action pending or threatened in writing (or to the Company’s knowledge, threatened orally) relating to any violation or noncompliance with any Environmental Law involving the Company or any Subsidiary. For purposes of this Agreement, “Environmental Law” means any national, state, provincial or local Law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including without limitation any statute, regulation, administrative decision or order pertaining to (A) treatment, storage, disposal, generation and transportation of Hazardous Substances; (B) air, water and noise pollution; (C) groundwater and soil contamination; (D) the release or threatened release into the environment of industrial, toxic or hazardous materials or substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (E) the protection of wild life, marine life and wetlands, including without limitation all endangered and threatened species; (F) storage tanks, vessels, containers, abandoned or discarded barrels, and other closed receptacles; (G) health and safety of employees and other persons; and (H) manufacturing, processing, using, distributing, treating, storing, disposing, transporting or handling of Hazardous Substances. As used above, the terms “release” and “environment” shall have the meaning set forth in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

(ii) None of the Company or any of its Subsidiaries has any liability or obligation under any Environmental Law with respect to any release, spill, emission, leaking, pumping, pouring, emptying, leaching, escaping, dumping, injection, deposit, discharge or disposing of any Hazardous Substance in, onto or through the environment, except as would not reasonably be expected to have a Material Adverse Effect. “Hazardous Substances” means all materials, wastes, or substances defined by, or regulated under, any Environmental Laws, including as a hazardous waste, hazardous material, hazardous substance, extremely hazardous waste, restricted hazardous waste, contaminant, pollutant, toxic waste, or toxic substance, and specifically including petroleum and petroleum products, asbestos, radon, lead, toxic mold, radioactive materials, and polychlorinated biphenyls.

(m) Authorizations; Regulatory Compliance. The Company and each of its Subsidiaries holds, and is operating in compliance with, all authorizations, licenses, permits, approvals, clearances, registrations, exemptions, consents, certificates, waivers, filings, qualifications and orders of each applicable entity or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to United States federal, state or local government or foreign, or other governmental, including any department, commission, board, agency, bureau, official or other regulatory, administrative or judicial or arbitral authority thereto (each a “Governmental Authority”) and supplements and amendments thereto (collectively, “Authorizations”) required for the conduct of its business as currently conducted and as described in the SEC Documents, or that are otherwise material to the business of the Company and its Subsidiaries, in all applicable jurisdictions, except as would not reasonably be expected to be material to the business of the Company and its Subsidiaries, taken as a whole. All Authorizations held by the Company or its Subsidiaries are valid and in full force and effect. Neither the Company nor any of its Subsidiaries is in material violation of any terms of any such Authorizations; and neither the Company nor any of its Subsidiaries has received written notice from any Governmental Authority of any revocation or modification of any such Authorization, or written notice (or to the Company’s knowledge, oral notice) that such revocation or modification is being considered, except to the extent that any such revocation or modification would not be reasonably expected to be material to the business of the Company and its Subsidiaries, taken as a whole. The Company and each of its Subsidiaries is in compliance, and has since the Lookback Date been in compliance, with all applicable federal, state, local and foreign Laws, including such Laws applicable to the manufacture, distribution, import and export of regulated products and component parts, except as would not reasonably be expected to be material to the business of the Company and its Subsidiaries, taken as a whole. The Company and each of its Subsidiaries, and to the Company’s knowledge, each of their respective directors, officers, employees and agents, is and has been in material compliance with applicable health care Laws, including, to the extent applicable, without limitation, the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. § 1320d et seq.), as amended by the Health Information Technology for Economic and Clinical Health Act of 2009 (42 U.S.C. § 17921 et seq.), and the regulations promulgated pursuant to such Laws, and comparable state Laws and foreign Laws (collectively, “Health Care Laws”). Neither the Company nor any of its Subsidiaries has received written notice (or to the Company’s knowledge, oral notice) of any ongoing claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Authority or third party alleging that any product operation or activity is in material violation of any Health Care Laws or any Authorizations. The Company and each of its Subsidiaries has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments thereto as required by any Health Care Laws or any Authorizations and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments, to the Company’s knowledge, were complete, correct and not misleading on the date filed in all material respects (or were corrected or supplemented by a subsequent submission). Neither the Company nor any of its Subsidiaries is a party to any corporate integrity agreement, deferred prosecution agreement, monitoring agreement, consent decree, settlement order, or similar agreements, or has any reporting obligations pursuant to any such agreement, plan or correction or other remedial measure entered into with any Governmental Authority. Neither the Company nor any of its Subsidiaries has received any Form FDA 483, warning letter, untitled letter or other correspondence or written notice from any Governmental Authority, alleging or asserting noncompliance with the Federal Food, Drug, and Cosmetic Act (21 U.S.C. § 301 et seq.) (“FDCA”) or comparable foreign Laws. Neither the Company nor any of its Subsidiaries has been notified, either orally or in writing, by any Governmental Authority that a clinical study has been put on hold or may be put on hold.

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(n) Healthcare Regulatory Proceedings. There is no legal or governmental proceeding to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject, including any proceeding before the U.S. Department of Health and Human Services (“HHS”), U.S. state boards of pharmacy or comparable federal, state, local or foreign governmental bodies; and to the Company’s knowledge after reasonable investigation and due diligence inquiry, no such proceedings are threatened by governmental or regulatory authorities or threatened by others. The Company is in material compliance with all applicable federal, state, local and foreign laws, regulations, orders and decrees governing its business as prescribed by the HHS, or any other federal, state or foreign agencies or bodies engaged in the regulation of the Company’s business. Neither the Company nor any of its subsidiaries is a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority. Additionally, neither the Company, any of its subsidiaries nor any of their respective employees, officers, directors, or, to the Company’s knowledge, any agents has been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion.

(o) Title. Neither the Company nor any of its Subsidiaries owns any real property. Each of the Company and its Subsidiaries has good and marketable title to all of its personal property and other tangible assets (i) purportedly owned or used by them as reflected in the SEC Documents, as of their respective dates, or (ii) necessary for the conduct of their business as currently conducted and as described in the SEC Documents, free and clear of any Liens, except for Liens which would not reasonably be expected to have a Material Adverse Effect. With respect to properties and assets it leases, each of the Company and its Subsidiaries is in compliance with such leases and holds a valid leasehold interest free of any Liens, except for such Liens which would not reasonably be expected to have a Material Adverse Effect.

(p) Tax Status. The Company and each Subsidiary has filed (taking into account any valid extensions) all federal and state income and all other material returns, declarations, reports, elections, designations, or information returns or statements made to a governmental authority relating to Taxes, including any schedules or attachments thereto and any amendments thereof (collectively, “Tax Returns”) required to be made or filed by it or with respect to it by any jurisdiction to which it is subject. Such Tax Returns accurately reflect, in all material respects, the Tax liabilities of the Company and its Subsidiaries (other than Taxes not yet due and payable). The Company and each Subsidiary has timely paid all income Taxes and all other material Taxes, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and for which the Company and its Subsidiaries have adequately reserved and accrued for in accordance with GAAP. The Company has reserved and accrued on its books provisions in accordance with GAAP amounts that are reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid Taxes in any material amount claimed to be due from the Company or any Subsidiary by the taxing authority of any jurisdiction. There are no, and since the Lookback Date there have been no, pending or threatened in writing (or to the Company’s knowledge, threatened orally) Actions by the taxing authority of any jurisdiction against the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is a party to, or otherwise bound by, any Tax indemnity, Tax sharing or Tax allocation agreement (but not including any agreement whose primary subject matter is not Taxes) (a “Tax Agreement”). The Company is not a “United States real property holding corporation” within the meaning of Section 897(c) of the Internal Revenue Code of 1986, as amended (the “Code”). For purposes of this Agreement, “Tax” or “Taxes” means (i) any and all U.S. federal, state, local, or non-U.S. taxes, assessment, levy or other charges, including net or gross income, gross receipts, net proceeds, estimated, sales, use, ad valorem, value added, franchise, license, withholding, payroll, employment, excise, property (including both real and personal), unclaimed property remittance/escheat, deed, stamp, alternative or add-on minimum, occupation, severance, unemployment, social security, workers’ compensation, capital, premium, windfall profit, environmental, custom duties, fees, transfer and registration taxes, and any governmental charges in the nature of a tax imposed by a Governmental Authority, (ii) any liability for the payment of any amounts of any of the foregoing types as a result of being a member of an affiliated, consolidated, combined or unitary group, or being a party to any agreement or arrangement whereby liability for payment of such amounts was determined or taken into account with reference to the liability of any other person and (iii) any liability for the payment of any amounts as a result of being a party to any Tax Agreement.

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(q) Certain Transactions. All transactions that would be required to be disclosed by the Company pursuant to Item 404 of Regulation S-K promulgated under the Securities Act are disclosed in the SEC Documents in accordance with Item 404 of Regulation S-K.

(r) Rights of First Refusal. The Company is not obligated to offer the securities offered hereunder on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former stockholders of the Company, underwriters, brokers, agents or other third parties.

(s) Insurance. The Company and its Subsidiaries have insurance policies of the type and in amounts customarily carried by organizations conducting businesses or owning assets similar to those of the Company and its Subsidiaries, and in any event maintain insurance policies in amounts as required by applicable Law or any Contract to which the Company or its Subsidiaries is a party or to which any of its assets or businesses is subject. All such insurance policies are in full force and effect and binding and enforceable in accordance with their terms, and all premiums due and payable thereon have been timely paid in full. Neither the Company nor any of its Subsidiaries is in default with respect to its obligations under any such insurance policy, nor has there been any failure to give any notice or present any claim under any such insurance policy in due and timely fashion except as would not, individually or in the aggregate, reasonably be expected to be material to the business of the Company and its Subsidiaries, taken as a whole. There is no material claim pending under any such policy as to which coverage has been questioned, denied or disputed by the underwriter of such policy and there has been no notice of cancellation of nonrenewal of any such insurance policy received by the Company or any of its Subsidiaries. Since the Lookback Date, no limits on any insurance policy of the Company or any of its Subsidiaries have been exhausted, materially eroded or materially reduced.

(t) SEC Documents. The Company has timely filed or furnished all SEC Documents required to be filed or furnished by the Company under the Exchange Act since the Lookback Date (or such shorter period since the Company was first required by Law or regulation to file such material). There are no Contracts that are required to be described in the SEC Documents and/or to be filed as exhibits thereto that were not described, in all material respects, and/or filed as required. There has not been any material change or amendment to, or any waiver of any material right under, any such Contract that has not been described in and/or filed as an exhibit to the SEC Documents. There are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to the SEC Documents. None of the SEC Documents is the subject of an ongoing SEC review. There are no SEC inquiries or investigations, other governmental inquiries or investigations or internal investigations pending or threatened in writing (or, to the Company’s knowledge, threatened orally), in each case regarding any accounting practice of the Company.

(u) Financial Statements.

(i) The financial statements included in the SEC Documents, together with the related notes and schedules, present fairly the financial position of the Company as of the dates indicated and the results of operations, cash flows and changes in stockholders’ equity of the Company for the periods specified and have been prepared in compliance in all material respects with the requirements of the Securities Act and Exchange Act and in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved, except as otherwise disclosed therein and, in the case of unaudited, interim financial statements, subject to normal year-end audit adjustments and the exclusion of certain footnotes.

(ii) The Company (A) maintains a standard system of accounting established and administered in accordance with GAAP and (B) has established and maintains a system of internal controls over financial reporting designed to provide reasonable assurance regarding the reliability of the financial reporting and the preparation of the Financial Statements for external purposes in accordance with GAAP. Except as described in the SEC Documents, there (x) are no significant deficiencies or weaknesses in any system of internal accounting controls used by each of the Company’s Subsidiaries, (y) has not since the Lookback Date been any fraud or other unlawful act on the part of any of management or other employees of the Company and each of its Subsidiaries who have a role in the preparation of Financial Statements or the internal accounting controls used by the Company and each of its Subsidiaries related to such preparation or controls and (z) has not since the Lookback Date been any claim or allegation regarding any of the foregoing.

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(v) Material Changes. Except for the transactions contemplated hereby, since the date of the latest balance sheet of the Company included in the financial statements contained within the SEC Documents, (i) there have been no events, occurrences or developments that have had or would reasonably be expected to have a Material Adverse Effect with respect to the Company, (ii) there have not been any changes in the assets, financial condition, business or operations of the Company from that reflected in the financial statements contained within the SEC Documents except changes in the ordinary course of business which have not been, either individually or in the aggregate, materially adverse to the business, properties, financial condition, results of operations or future prospects of the Company, (iii) none of the Company or any of its respective Subsidiaries has altered its method of accounting or the manner in which it keeps its accounting books and records, and (iv) none of the Company or any of its respective Subsidiaries has declared or made any dividend or distribution of cash or other property to its stockholders or equity holders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (other than in connection with repurchases of unvested stock issued to employees of the Company). The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below). “Insolvent” means, with respect to the Company, on a consolidated basis with its Subsidiaries, (i) the present fair saleable value of the Company’s and its Subsidiaries’ assets is less than the amount required to pay the Company’s and its Subsidiaries’ total indebtedness, (ii) the Company and its Subsidiaries are unable to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (iii) the Company and its Subsidiaries intend to incur or believe that they will incur debts that would be beyond their ability to pay as such debts mature.

(w) Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-14 and 15d-15 under the Exchange Act) and such controls and procedures are effective in ensuring that material information relating to the Company, including its Subsidiaries, is made known to the principal executive officer and the principal financial officer.

(x) Sarbanes-Oxley. The Company is, and has been since the Lookback Date, to the extent applicable, in compliance in all material respects with all of the provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it.

(y) Off-Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any Subsidiary and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in its SEC Documents and is not so disclosed.

(z) Foreign Corrupt Practices. Neither the Company and its Subsidiaries, nor any of their respective directors, managers, officers, agents or employees or other person acting on behalf of the Company or its Subsidiaries, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment or offered anything of value to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any of its Subsidiaries (or, to the Company’s knowledge, made by any person acting on their behalf) which is in violation of Law or (iv) violated any applicable anti-terrorism Law or regulation, nor have any of them otherwise taken any action which would reasonably cause the Company or any of its Subsidiaries to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable Law of similar effect.

(aa) Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, manager, officer, agent, employee or Affiliate of the Company or any Subsidiary is, or is acting under the direction of, on behalf of or for the benefit of a person that is, or is owned or controlled by a person that is, currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

(bb) Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering Laws and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action by or before any Governmental Authority involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or threatened in writing (or to the Company’s knowledge, threatened orally).

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(cc) Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company’s placement agent in connection with the placement of the Securities.

(dd) Privacy and Data Security.

(i) “Business Privacy and Data Security Policies” means all of the Company’s or one of its Subsidiaries’ present, internal or public-facing policies, notices, and statements concerning the privacy, security, or Processing of Personal Information in the conduct of the Business. “Personal Information” means any information that identifies or, alone or in combination with any other information, could reasonably be used to identify, locate, or contact a natural person, including name, street address, telephone number, email address, identification number issued by a Governmental Authority, credit card number, bank information, customer or account number, online identifier, device identifier, IP address, browsing history, search history, or other website, application, or online activity or usage data, location data, biometric data, medical or health information, or any other information that is considered “personally identifiable information,” “personal information,” or “personal data” under applicable Law, and all data associated with any of the foregoing that are or could reasonably be used to develop a profile or record of the activities of a natural person across multiple websites or online services, to predict or infer the preferences, interests, or other characteristics of a natural person, or to target advertisements or other content to a natural person. “Privacy Laws” means all applicable Laws, orders, writs, judgments, injunctions, decrees, stipulations, determinations or awards entered by or with any Governmental Authority, and binding guidance issued by any Governmental Authority concerning the privacy, security, or Processing of Personal Information (including Laws of jurisdictions where Personal Information was collected), including, as applicable, data breach notification Laws, consumer protection Laws, Laws concerning requirements for website and mobile application privacy policies and practices, Social Security number protection Laws, data security Laws, and Laws concerning email, text message, or telephone communications. Without limiting the foregoing, Privacy Laws include the Health Insurance Portability and Accountability Act of 1996, as amended and supplemented by the Health Information Technology for Economic and Clinical Health Act of the American Recovery and Reinvestment Act of 2009 and all other similar international, federal, state, provincial, and local Laws. “Processing” means any operation performed on Personal Information, including the collection, creation, receipt, access, use, handling, compilation, analysis, monitoring, maintenance, storage, transmission, transfer, protection, disclosure, destruction, or disposal of Personal Information.

(ii) The Company and each of its Subsidiaries, and, to the Company’s knowledge, all vendors, processors, or other third parties acting for or on behalf of the Company or any of its Subsidiaries in connection with the Processing of Personal Information or that otherwise have been authorized to have access to Personal Information in the possession or control of the Company or any of its Subsidiaries, comply and at all times since the Lookback Date have complied, with all of the following in the conduct of its business as currently conducted and as disclosed in the SEC Documents: (A) Privacy Laws; (B) rules of self-regulatory organizations; (C) industry standards, guidelines, and best practices; (D) the Business Privacy and Data Security Policies; and (E) all obligations or restrictions concerning the privacy, security, or Processing of Personal Information under any Contract to which the Company or any of its Subsidiaries is a party or otherwise bound as of the date hereof, in each case, except for violations that, individually or in the aggregate, have not been and would not reasonably be expected to be material to the business of the Company and its Subsidiaries, taken as a whole.

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(iii) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not: (A) conflict with or result in a violation or breach of any Privacy Laws or Business Privacy and Data Security Policies (as currently existing or as existing at any time during which any Personal Information was collected or Processed by or for the Company or any of its Subsidiaries in the conduct of its business as now being conducted); or (B) require the consent of or notice to any person concerning such person’s Personal Information, in each case, except as has not been and would not reasonably be expected to have a Material Adverse Effect.

(iv) Since the Lookback Date, (A) no Personal Information in the possession or control of the Company or any of its Subsidiaries, or to the Company’s knowledge, held or Processed by any vendor, processor, or other third party for or on behalf of the Company or any of its Subsidiaries, in the conduct of its business has been subject to any data or security breach or unauthorized access, disclosure, use, loss, denial or loss of use, alteration, destruction, compromise, or Processing (a “Security Incident”), and (B) neither the Company nor any of its Subsidiaries has notified and, to the Company’s knowledge, there have been no facts or circumstances that would require the Company or any of its Subsidiaries to notify, any Governmental Authority or other person of any Security Incident in the conduct of its business, in each case, except as has not been and would not reasonably be expected to have a Material Adverse Effect.

(v) Since the Lookback Date, neither the Company nor any of its Subsidiaries has received any notice, request, claim, complaint, correspondence, or other communication in writing (or to the Company’s knowledge, orally) from any Governmental Authority or other person, and to the Company’s knowledge there has not been any audit, investigation, enforcement action (including any fines or other sanctions), or other Action relating to, any actual, alleged, or suspected Security Incident or violation of any Privacy Law involving Personal Information in the possession or control of the Company or any of its Subsidiaries, or held or Processed by any vendor, processor, or other third party for or on behalf of the Company or any of its Subsidiaries, in the conduct of its business, in each case, except as has not been and would not reasonably be expected to be material to the business of the Company and its Subsidiaries, taken as a whole.

(vi) In the conduct of its business, the Company and each of its Subsidiaries has at all times since the Lookback Date implemented and maintained, and required all vendors, processors, and other third parties that Process any Personal Information for or on behalf of the Company or any of its Subsidiaries to implement and maintain, all security measures, plans, procedures, controls, and programs, including written information security programs, to (A) identify and address internal and external risks to the privacy and security of Personal Information in their possession or control; (B) implement, monitor, and improve adequate and effective administrative, technical, and physical safeguards to protect such Personal Information and the operation, integrity, and security of its software, systems, applications, and websites involved in the Processing of Personal Information; and (C) provide notification in compliance with applicable Privacy Laws in the case of any Security Incident, in each case, except as has not been and would not reasonably be expected to be material to the business of the Company and its Subsidiaries, taken as a whole.

(ee) Brokers’ Fees. Neither of the Company nor any of its Subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

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(ff) Disclosure Materials. The SEC Documents and the Disclosure Materials, at the time filed or furnished, were true and correct in all material respects and did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. For the purposes of this Agreement, “Disclosure Materials” means the Confidential and Non-Binding Summary Term Sheet of the Company previously provided to the Purchasers.

(gg) Investment Company. The Company is not required to be registered as, and is not an Affiliate of, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(hh) CFIUS. The Company is not a U.S. business that (i) produces, designs, tests, manufactures, fabricates, or develops one or more “critical technologies” or (ii) performs the functions as set forth in column 2 of Appendix A to 31 C.F.R. Part 800 with respect to “covered investment critical infrastructure”, in each case as such terms in quotation marks are defined in the Defense Production Act of 1950, as amended, including all implementing regulations thereof.

(ii) Reliance. The Company acknowledges that the Purchasers are relying on the representations and warranties (as modified by the disclosures in the SEC Documents (excluding any disclosures (whether contained under the heading “Risk Factors,” in any “forward-looking statements” disclaimer or in any other section) to the extent they are cautionary, predictive or forward-looking in nature) made by the Company hereunder and that such representations and warranties (as modified by the SEC Documents (excluding any disclosures (whether contained under the heading “Risk Factors,” in any “forward-looking statements” disclaimer or in any other section) to the extent they are cautionary, predictive or forward-looking in nature) are a material inducement to the Purchasers purchasing the Securities. The Company further acknowledges that without such representations and warranties of the Company made hereunder, the Purchasers would not enter into this Agreement with the Company.

(jj) Bad Actor Disqualification. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any person listed in the first paragraph of Rule 506(d)(1). The Company represents that it has exercised reasonable care to determine the accuracy of the representation made by the Company in this paragraph.

(kk) Anti-Dilution. There are no securities or instruments issued by or to which the Company is a party as of the date hereof or as of the Closing containing anti-dilution or similar provisions that will be triggered by the issuance of shares of Common Stock in connection with the sale and issuance of the Securities that have not been or will not be validly waived on or prior to each Closing Date.

(ll) Leased Real Property. There are no pending or, to the knowledge of the Company, any threatened condemnation proceedings, lawsuits or other Actions relating to any real property leased by the Company or any of its Subsidiaries or any of the buildings, structures and facilities located thereon (the “Leased Real Property”) or other matters affecting adversely the current use, occupancy or value thereof. The Company and its applicable Subsidiaries enjoy quiet possession under all leases for each parcel of Leased Real Property (each, a “Lease”) and no Leased Real Property under any such Lease is subject to any Lien, easement, right-of-way, building or use restriction, exception, variance, reservation or limitation, as might, in any material respect, interfere with or impair the present and continued use thereof by the Company or its Subsidiaries in the usual and normal conduct of the business of the Company and its Subsidiaries.

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(mm) Material Contracts.

(i) “Material Contracts” means any written or oral agreement, contract, commitment, arrangement, subcontract, license, sublicense, lease, sublease, sales order, purchase order, indenture, mortgage, note, bond, letter of credit, warrant, instrument, obligation, or understanding (collectively, including all amendments, supplements and modifications thereto, “Contracts”) to which the Company or any of its Subsidiaries is a party or by which any of their respective assets or businesses are bound that is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated under the Securities Act) and is included as an exhibit to the Company’s most recent Annual Report on Form 10-K.

(ii) Each Material Contract is the legal, valid and binding obligation of the Company or one of its Subsidiaries that is a party thereto, and is enforceable against the Company or one of its Subsidiaries, as applicable, and, to the knowledge of the Company, the counterparties, in accordance with its terms, other than, in all cases, Material Contracts that have expired, been terminated or superseded in accordance with their terms following the date hereof. Neither the Company or any of its Subsidiaries, nor to the knowledge of the Company, any counterparty, is in violation, breach or default under any such Contract or has improperly terminated, revoked or accelerated any Material Contract and no event or condition exists or has occurred which, with the giving of notice or the lapse of time or both, would, under any Material Contract, (A) constitute a breach or default by the Company or any of its Subsidiaries, or to the knowledge of the Company, a counterparty, (B) give to the counterparty any rights of termination, acceleration or cancellation of, (C) result in any obligation imposed on the Company or any of its Subsidiaries thereunder or a loss of a benefit in favor of the Company or any of its Subsidiaries thereunder, (D) allow the imposition of any fees or penalties on the Company or any of its Subsidiaries thereunder, require the offering or making of any payment or redemption by the Company or any of its Subsidiaries thereunder or (E) give rise to any increased, guaranteed, accelerated or additional rights or entitlements to the counterparty thereunder, in each case, except for such breaches, defaults and events which would not reasonably be expected to have a Material Adverse Effect. None of the Company or any of its Subsidiaries has received any written notice of the intention of any person to terminate, fail to renew or materially and adversely modify any Material Contract.

(nn) Employee Benefits.

(i) “Benefit Plan” means any plan, program, arrangement or agreement that is a pension, profit-sharing, savings, retirement, employment, consulting, severance pay, termination, executive compensation, incentive compensation, deferred compensation, bonus, stock purchase, stock option, phantom stock or other equity-based compensation, change-in-control, retention, salary continuation, vacation, sick leave, disability, death benefit, group insurance, hospitalization, medical, dental, life (including all individual life insurance policies as to which the Company is the owner, the beneficiary, or both), Code Section 125 “cafeteria” or “flexible” benefit, employee loan, educational assistance or fringe benefit plan, program, arrangement or agreement, whether written or oral, including, without limitation, any (A) “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder (“ERISA”) or (B) other employee benefit plans, agreements, programs, policies, arrangements or payroll practices, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transaction contemplated by this Agreement or otherwise), which the Company or any of its Subsidiaries sponsors or maintains for the benefit of its current or former officer, director, employee, leased employee, consultant or agent (or their respective beneficiaries), or with respect to which the Company or any of its Subsidiaries has, or could reasonably be expected to have, any direct or indirect present or future liability.

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(ii) Each Benefit Plan has been established, maintained and operated in all respects in accordance with its terms and in compliance with all applicable provisions of applicable Laws, including Section 409A of the Code and the regulations and other guidance issued thereunder, in each case, except as has not been and would not reasonably be expected to have, a Material Adverse Effect. There are no investigations by any Governmental Authority, termination proceedings or other claims (except routine claims for benefits payable under the Benefit Plans) or Actions pending in writing (or to the Company’s knowledge, orally) against any Benefit Plan or asserting any rights to or claims for benefits under any Benefit Plan that would reasonably be expected to give rise to any material liability. No non-exempt “prohibited transaction” (within the meaning of Section 406 of ERISA and Section 4975 of the Code) has occurred or is reasonably expected to occur with respect to any Benefit Plan. No Benefit Plan is (A) subject to Section 412 of the Code, Title IV of ERISA or Section 302 of ERISA (including a “multiemployer” plan within the meaning of Section 3(37) of ERISA), (B) a “multiple employer plan” as defined in Section 413(c) of the Code, or (C) a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA. No Benefit Plan is subject to the Laws of any jurisdiction other than the United States.

(oo) Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to terminate the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the previous twelve (12) months, received (i) written notice from the Nasdaq Stock Market LLC that the Company is not in compliance with the listing or maintenance requirements of the Nasdaq Stock Market LLC that would result in immediate delisting or (ii) any notification, staff delisting determination, or public reprimand letter that requires a public announcement by the Company of any noncompliance or deficiency with respect to such listing or maintenance requirements. The Company is in compliance with all listing and maintenance requirements of the Nasdaq Stock Market LLC on the date hereof.

(pp) No More Favorable Terms. The Company has not entered into any side letter or similar agreement with any other Purchaser in connection with the purchase of Securities hereunder that includes terms and conditions that are more advantageous to such person than Purchaser hereunder in respect of the purchase of the Securities.

4. Representations, Warranties and Agreements of the Purchaser. Each Purchaser, severally and not jointly, represents and warrants to, and agrees with, the Company, as of the date hereof and as of the Closing Date, the following:

(a) The Purchaser has the knowledge and experience in financial and business matters necessary to evaluate the merits and risks of its prospective investment in the Company, and has carefully reviewed and understands the risks of, and other considerations relating to, the purchase of Securities and the tax consequences of the investment. The Purchaser has adequate means of providing for its current and anticipated financial needs and contingencies, and is able to bear the economic risks of the investment for an indefinite period of time and has no need for liquidity of the investment in the Securities. The Purchaser can afford the loss of his, her or its entire investment.

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(b) The Purchaser is acquiring the Securities for investment for his, her or its own account and not with the view to, or for resale in connection with, any distribution thereof. The Purchaser understands and acknowledges that the offering and sale of the Securities have not been registered under the Securities Act or any state securities Laws, by reason of a specific exemption from the registration provisions of the Securities Act and applicable state securities Laws, which depends upon, among other things, the bona fide nature of the investment intent as expressed herein. The Purchaser further represents that he, she or it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person with respect to any of the Securities, other than with respect to an Affiliate of the Purchaser. The Purchaser understands and acknowledges that the offering of the Securities will not be registered under the Securities Act nor under the state securities laws on the ground that the sale of the Securities to the Purchaser as provided for in this Agreement and the issuance of securities hereunder is exempt from the registration requirements of the Securities Act and any applicable state securities laws. The Purchaser is an “accredited investor” as defined in Rule 501 of Regulation D as promulgated by the SEC under the Securities Act for the reason(s) specified on the Accredited Investor Certification attached hereto as completed by the Purchaser. The Purchaser resides in the jurisdiction set forth on the Purchaser’s Omnibus Signature Page affixed hereto. If the Purchaser is, with respect to the Company, (i) a predecessor of the Company; (ii) an affiliated issuer; (iii) a director, executive officer, other officer participating in the offering, general partner or managing member of the Company; (iii) any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power; (iv) any promoter connected with the Company in any capacity at the time of such sale; (v) any investment manager of the Company if the Company is a pooled investment fund; (vi) any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the offering of the Securities; (vii) any general partner or managing member of any such investment manager or solicitor; or (viii) any director, executive officer or other officer participating in the offering of any such investment manager or solicitor or general partner or managing member of such investment manager or solicitor (each such category, a “Covered Person”), the Purchaser has not taken any of the actions set forth in, and is not subject to, the disqualification provisions of Rule 506(d)(1) of the Securities Act.

(c) The Purchaser represents that it is duly organized, validly existing and in good standing under the Laws of the state or jurisdiction of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of applicable Law or its charter or other organizational documents, such Purchaser has full power and authority to execute and deliver this Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the Securities, the execution and delivery of this Agreement has been duly authorized by all necessary action, this Agreement has been duly executed and delivered on behalf of such Purchaser and is a legal, valid and binding obligation of the Purchaser. The execution and delivery of this Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which such Purchaser is a party or by which it is bound, except for any violation or conflict that, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on the ability of such Purchaser to perform its obligations under this Agreement and the other Transaction Documents or to consummate any transactions contemplated hereby or thereby.

(d) The Purchaser understands that the Securities are being offered and sold to him, her or it in reliance on specific exemptions from the registration requirements of United States federal and state securities Laws and that the Company is relying in part upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire such securities. The Purchaser further acknowledges and understands that the Company is relying on the representations and warranties made by the Purchaser hereunder and that such representations and warranties are a material inducement to the Company to sell the Securities to the Purchaser. The Purchaser further acknowledges that without such representations and warranties of the Purchaser made hereunder, the Company would not enter into this Agreement with the Purchaser.

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(e) The Purchaser understands that, other than as expressly provided in the Registration Rights Agreement, the Company does not currently intend to register the Securities under the Securities Act at any time in the future; and the undersigned will not immediately be entitled to the benefits of Rule 144 with respect to the Securities.

(f) The Purchaser acknowledges that the Company is not acting as a financial advisor or fiduciary of the Purchaser (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and no investment advice has been given by the Company or any of its respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby.

(g) As of the Closing, all actions on the part of the Purchaser, and its officers, directors and partners, if applicable, necessary for the authorization, execution and delivery of this Agreement and the Registration Rights Agreement and the performance of all obligations of the Purchaser hereunder and thereunder shall have been taken, and this Agreement and the Registration Rights Agreement, assuming due execution by the parties hereto and thereto, constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar Laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

(h) The Purchaser represents that neither it nor, to its knowledge, any person or entity controlling, controlled by or under common control with it, nor any person having a beneficial interest in the Purchaser, nor any person on whose behalf the Purchaser is acting: (i) is a person listed in the Annex to Executive Order No. 13224 (2001) issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism); (ii) is named on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control; (iii) is a non-U.S. shell bank or is providing banking services indirectly to a non-U.S. shell bank; (iv) is a senior non-U.S. political figure or an immediate family member or close associate of such figure; or (v) is otherwise prohibited from investing in the Company pursuant to applicable U.S. anti-money laundering, anti-terrorist and asset control Laws, regulations, rules or orders (categories (i) through (v), each a “Prohibited Purchaser”). The Purchaser (A) agrees to provide the Company, promptly upon request, all information that the Company reasonably deems necessary or appropriate to comply with applicable U.S. anti-money laundering, anti-terrorist and asset control Laws, regulations, rules and orders and (B) consents to the disclosure to U.S. regulators and law enforcement authorities by the Company and its Affiliates and agents of such information about the Purchaser as the Company reasonably deems necessary or appropriate to comply with applicable U.S. anti-money laundering, anti-terrorist and asset control Laws, regulations, rules and orders. If the Purchaser is a financial institution that is subject to the USA Patriot Act, the Purchaser represents that it has met all of its obligations under the USA Patriot Act. The Purchaser acknowledges that if, following its investment in the Company, the Company reasonably believes that the Purchaser is a Prohibited Purchaser or is otherwise engaged in suspicious activity or refuses to promptly provide information that the Company requests, the Company has the right or may be obligated to prohibit additional investments, segregate the assets constituting the investment in accordance with applicable regulations or immediately require the Purchaser to transfer the Securities. The Purchaser further acknowledges that neither the Purchaser nor any of the Purchaser’s Affiliates or agents will have any claim against the Company for any form of damages as a result of any of the foregoing actions.

(i) If the Purchaser is an Affiliate of a non-U.S. banking institution (a “Foreign Bank”), or if the Purchaser receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, the Purchaser represents and warrants to the Company that: (1) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (2) the Foreign Bank maintains operating records related to its banking activities; (3) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and (4) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated Affiliate.

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(j) The Purchaser or its duly authorized representative realizes that because of the inherently speculative nature of businesses of the kind conducted and contemplated by the Company, the Company’s financial results may be expected to fluctuate from month to month and from period to period and will, generally, involve a high degree of financial and market risk that could result in substantial or, at times, even total losses for investors in securities of the Company. The Purchaser has considered the risk factors in the SEC Documents before deciding to invest in the Securities.

(k) The Purchaser is not subscribing for Shares as a result of or subsequent to any advertisement, article, notice or other communication, published in any newspaper, magazine or similar media or broadcast over television, radio, or the internet, or presented at any seminar or meeting, or any solicitation of a subscription by a person not previously known to the Purchaser in connection with investments in securities generally.

(l) The Purchaser acknowledges that no U.S. federal or state agency or any other government or governmental agency has passed upon the Securities or made any finding or determination as to the fairness, suitability or wisdom of any investments therein.

(m) Other than consummating the transactions contemplated hereunder, the Purchaser has not directly or indirectly, nor has any individual or entity acting on behalf of or pursuant to any understanding with the Purchaser, executed any purchases or sales, including Short Sales (as defined below), of the securities of the Company during the period commencing at the time the Purchaser was first contacted by the Company or any other individual or entity representing the Company (including one or more of the Placement Agents) regarding the transactions contemplated hereunder. Notwithstanding the foregoing, in the case of the Purchaser being a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of the Purchaser’s assets and the portfolio managers do not communicate or share information with, and have no direct knowledge of the investment decisions made by, the portfolio managers managing other portions of the Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future. For purposes of this Agreement, “Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

(n) The Purchaser is aware that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of the Securities and other activities with respect to the Securities by the Purchaser, and will comply with such anti-manipulation rules of Regulation M.

(o) All of the information concerning the Purchaser set forth herein, and any other information furnished by the Purchaser in writing to the Company for use in connection with the transactions contemplated by this Agreement, is true, correct and complete in all material respects as of the date of this Agreement, and, if there should be any material change in such information prior to the Purchaser’s purchase of the Securities, the Purchaser will promptly furnish revised or corrected information to the Company.

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(p) The Purchaser has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transactions contemplated by the Transaction Documents. With respect to such matters, the Purchaser relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The Purchaser understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by the Transaction Documents.

(q) If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), the Purchaser hereby represents that it has satisfied itself as to the observance in all material respects of the Laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (a) the legal requirements within its jurisdiction for the purchase of the Securities; (b) any foreign exchange restrictions applicable to such purchase; (c) any governmental or other consents that may need to be obtained; and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities. The Purchaser’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other Laws of the Purchaser’s jurisdiction.

(r) The Purchaser represents that it is not a “foreign person” for purposes of Section 721 of the Defense Production Act of 1950 (as amended) or the rules or regulations promulgated thereunder (including 31 C.F.R. Part 800 and 31 C.F.R. part 801); provided, however, that if the Purchaser is a “foreign person” for such purposes, it agrees that it will not (i) obtain any control rights over the Company, including the ability to determine, direct, or decide important matters affecting the Company; (ii) have access to any material nonpublic technical information in the possession of the company; (iii) obtain membership or observer rights on the Board of Directors or the right to nominate an individual to a position on the Board of Directors; or (iv) have any involvement, other than through voting of shares, in substantive decision making of the Company regarding the use, development, acquisition or release of the Company’s technology.

(s) If the Purchaser is a Covered Person, neither the Purchaser nor, to the Purchaser’s knowledge, any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members is subject to any Disqualification Events, except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) under the Securities Act, and disclosed reasonably in advance of the applicable Closing in writing in reasonable detail to the Company.

(t) The Purchaser understands that there are substantial restrictions on the transferability of the Securities and that the book-entry positions representing the Shares and the Warrant Shares shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such certificates or other instruments):

THE SECURITIES REPRESENTED BY THIS BOOK-ENTRY POSITION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) AN EXEMPTION FROM SUCH REGISTRATION EXISTS AND THE COMPANY RECEIVES AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS OR (3) SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT.

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In addition, if the Purchaser is an Affiliate of the Company’s or book-entry positions evidencing the Shares issued to the Purchaser may bear a customary “Affiliates” legend.

Any fees (with respect to the Company’s transfer agent (the “Transfer Agent”), counsel or otherwise) associated with the removal of such legend(s) shall be borne by the Company.

The Company shall be obligated to promptly reissue unlegended certificates upon the request of any holder thereof (x) at such time as the securities evidenced by such certificates are sold pursuant to Rule 144 or another applicable exemption from the registration requirements of the Securities Act has been satisfied or (y) at such time as a registration statement is available for the transfer of the Shares and the Warrant Shares. The Company is entitled to request from any holder requesting unlegended certificates under clause (x) of the foregoing sentence a certificate of such holder reasonably acceptable to the Company confirming that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

(u) The office or offices of the Purchaser in which its principal place of business is identified in the address or addresses of the Purchaser set forth on such Purchaser’s Signature Page to this Agreement.

(v) The Purchaser understands that the Company was previously a “shell company” as defined in Rule 12b-2 under the Exchange Act. Pursuant to Rule 144(i), securities issued by a current or former shell company (that is, the Securities) that otherwise meet the holding period and other requirements of Rule 144 nevertheless cannot be sold in reliance on Rule 144 until one year after the Company (a) is no longer a shell company; and (b) has filed current “Form 10 information” (as defined in Rule 144(i)) with the SEC reflecting that it is no longer a shell company, and provided that at the time of a proposed sale pursuant to Rule 144, the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and has filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports. As a result, the restrictive legends on book-entry positions for the Shares cannot be removed except in connection with an actual sale meeting the foregoing requirements or pursuant to an effective registration statement.

5. Conditions to the Company’s Obligations at Closing. The Company’s obligation to complete the sale and issuance of the Securities and deliver the Securities to the Purchaser and to consummate the other transactions contemplated hereby at the Closing, shall be subject to the satisfaction or written waiver by the Company (in whole or in part) of the following conditions, to the extent such condition can be waived, in its sole discretion, on or prior to the Closing Date:

(a) Receipt of Payment. The Company shall have received payment from each Purchaser, by wire transfer of immediately available funds, in the full amount of the purchase price set forth opposite such Purchaser’s name on Exhibit A hereto.

(b) Representations and Warranties. The representations and warranties made by the Purchasers in Section 4 hereof shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date with the same force and effect as if they had been made on and as of the Closing Date (except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all respects as of such earlier date), except for the failure of any such representation or warranty to be so true and correct as would not, individually or in the aggregate, have a material adverse effect on the ability of the Purchasers to consummate the transactions contemplated hereby.

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(c) Performance. The Purchasers shall have performed or complied with in all material respects all obligations and covenants herein required to be performed by the Purchasers on or prior to the applicable Closing.

(d) Qualifications. All Authorizations of, or notices to, any Governmental Authority that are required in connection with the transactions contemplated by this Agreement, including the lawful issuance and sale of the Securities pursuant to this Agreement at the Closing, shall have been delivered or obtained and effective as of the Closing except for Blue Sky law permits and qualifications that may be properly obtained after the Closing and filing of a Notice of Exempt Offering of Securities on Form D with the SEC under Regulation D which may be filed no later than 15 calendar days after the “date of first sale” in the Offering.

6. Conditions to Purchasers’ Obligations at the applicable Closing. The Purchasers’ obligation to accept delivery of the Securities and to pay for the Securities to be issued to the Purchasers hereunder at the Closing, and to consummate the other transactions contemplated hereby, shall be subject to the satisfaction or written waiver by the Purchasers (in whole or in part) of the following conditions, to the extent such condition can be waived, in their sole discretion, on or prior to the Closing Date:

(a) Representations and Warranties. (i) The representations and warranties made by the Company set forth in Sections 3(a), 3(b), 3(c), 3(d), 3(e), 3(h) and 3(i) hereof (collectively, the “Company Fundamental Representations”) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date with the same force and effect as if they had been made on and as of the Closing Date (except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all respects as of such earlier date) and (ii) the other representations and warranties made by the Company in Section 3 shall be true and correct in all material respects (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” or similar qualifier) as of the date of this Agreement and as of the Closing Date with the same force and effect as if they had been made on and as of the Closing Date (except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date).

(b) Performance. The Company shall have performed or complied with in all material respects all obligations and covenants herein required to be performed by it on or prior to the applicable Closing.

(c) Registration Rights Agreement. The Purchasers shall have received from the Company a Registration Rights Agreement duly executed by the Company, in the form of Exhibit D.

(d) Certificate. At the Closing, an executive officer of the Company shall have duly executed and delivered or caused to be delivered to the Purchasers a certificate addressed to the Purchaser certifying as to the satisfaction of the conditions set forth in Section 6(a) and Section 6(b) as of the applicable Closing Date.

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(e) Good Standing. The Company and each of its Subsidiaries is a corporation or other business entity duly organized, validly existing, and in good standing under the Laws of the jurisdiction of its formation.

(f) Judgments. No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any Governmental Authority, shall have been issued, and no action or proceeding shall have been instituted by any Governmental Authority, enjoining or preventing the consummation of the transactions contemplated hereby.

(g) Legal Opinion. Morrison & Foerster LLP, legal counsel for the Company, shall deliver an opinion addressed to the Purchasers, dated as of the applicable Closing Date, in form and substance reasonably acceptable to the Purchasers.

(h) Compliance with Laws. The transactions contemplated by this Agreement and the other Transaction Documents, including the sale and issuance of the Securities, shall be legally permitted by all Laws and regulations to which the Company is subject or which are otherwise applicable to the transactions contemplated by the Transaction Documents.

(i) NASDAQ Approval. The Company shall have provided the applicable listing of additional shares notification to NASDAQ. Notwithstanding any other provision of the Transaction Documents, the Company will not issue any Securities in connection with the transactions contemplated by this Agreement and the other Transaction Documents that will require stockholder approval under NASDAQ Rules 5635(b) or 5635(d) without first obtaining such approval.

(j) Qualifications. All Authorizations of, or notices to, any Governmental Authority that are required in connection with the transactions contemplated by this Agreement, including the lawful issuance and sale of the Securities pursuant to this Agreement at the Closing, shall have been delivered or obtained and effective as of the Closing except for Blue Sky law permits and qualifications that may be properly obtained after the Closing and filing of a Notice of Exempt Offering of Securities on Form D with the SEC under Regulation D which may be filed no later than 15 calendar days after the “date of first sale” in the Offering.

(k) No Material Adverse Effect. There shall have been no Material Adverse Effect that is continuing.

7. Indemnification.

(a) In addition to the indemnity provided to the Purchasers in the applicable Registration Rights Agreement, the Company agrees to indemnify and hold harmless the Purchasers and their Affiliates, and its and their respective directors, officers, stockholders, equityholders, members, managers, partners, employees, attorneys, consultants, representatives and agents (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title), each person who controls the Purchasers (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, stockholders, equityholders, members, managers, partners, employees, attorneys, consultants, representatives and agents (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title) of such controlling person (collectively, the “Purchaser Indemnitees”), from and against all losses, liabilities, claims, damages, costs, fees, charges, Taxes, judgements, fines, penalties and expenses whatsoever (including, but not limited to, amounts paid in settlement and any and all out-of-pocket expenses, including attorneys’ fees and expenses, incurred in investigating, preparing or defending against any litigation commenced or threatened) (collectively, “Indemnified Liabilities”) arising out of or relating to: (i) the inaccuracy, violation or breach of any of the Company’s representations or warranties made in Section 3 of this Agreement; (ii) any breach or failure to perform by the Company of any of its covenants and obligations contained herein or (iii) any Action brought or made against such Purchaser Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of, relating to or resulting from (A) the execution, delivery, performance or enforcement of the Transaction Documents or the transactions contemplated hereby, including the issuance of the Securities or (B) the status of the Purchasers as an investor in the Company pursuant to the transactions contemplated hereby or by the other Transaction Documents. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable Law. The liability of the Company under this paragraph shall not exceed the total purchase price paid by the Purchasers hereunder, except in the case of fraud.

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(b) The Company shall have the right to control the investigation and defense of any Action for which a Purchaser Indemnitee may be entitled to indemnification hereunder with counsel reasonably satisfactory to such Purchaser Indemnitee, at the sole cost and expense of the Company, upon written notice to the applicable Purchaser Indemnitee; provided, that (i) such notice contains confirmation that the Company has agreed to indemnify the Purchaser Indemnitee (subject to the limitations on indemnification set forth herein) for the Indemnified Liabilities arising out of, relating to or resulting from such Action and (ii) the Company shall not be entitled to assume or control the investigation and defense, if (A) such claim seeks non-monetary, equitable or injunctive relief or alleges any violation of criminal Law or (B) the Indemnitor is also a party and the Indemnitee determines in good faith after consultation with counsel that there may be one or more legal defenses available to such Indemnitee that are different or additional to those available to the Indemnitor. If the Company assumes the investigation and defense of such Action in accordance herewith, the Purchaser Indemnitee may retain separate co-counsel at its sole cost and expense and participate in the investigation and defense of such Action.

(c) Notwithstanding anything to the contrary herein, without the prior written consent of the Purchaser Indemnitee, the Company shall not, and shall not cause or permit any of its Subsidiaries or its or their respective Related Parties to, negotiate, consent to or enter into any settlement, or consent to the entry of any judgment, with respect to any Action for which such Purchaser Indemnitee may be entitled to indemnification hereunder, unless such settlement (i) includes an unconditional release of such Purchaser Indemnitee from all liability arising out of such proceeding, (ii) does not require any admission of wrongdoing by any Purchaser Indemnitee, and (iii) does not obligate or require any Purchaser Indemnitee to take, or refrain from taking, any action.

(d) Each Purchaser acknowledges on behalf of itself and each Purchaser Indemnitee that, other than (i) for Actions seeking specific performance of the obligations under this Agreement; (ii) if applicable, for Actions to recover any Transaction Expenses or (iii) in the case of a breach or violation of this Agreement by the Company which has resulted from either (A) intentional fraud or (B) a deliberate act or failure to act with actual knowledge that the act or failure to act constituted or would result in a breach or violation, in each case, the sole and exclusive remedy of such Purchaser and the Purchaser Indemnitees with respect to any and all claims relating to this Agreement shall be pursuant to the indemnification provisions (including the limitations thereof) set forth in this Section 7.

8. Binding Effect. Each Purchaser hereby acknowledges and agrees that this Agreement shall survive the death or disability of the Purchaser and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

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9. Miscellaneous.

(a) Modification. This Agreement shall not be amended, modified or waived except by an instrument in writing signed by the Company and the holders of at least a majority of the Securities; provided that this Agreement may not be amended and the observance of any term hereof may not be waived with respect to any Purchaser without the written consent of such Purchaser if such amendment or waiver on its face materially and adversely affects the rights of such Purchaser under this Agreement in a manner that is different than the other Purchasers. Any amendment, modification or waiver effected in accordance with this Section 9(a) shall be binding upon the Purchaser and each transferee of the Securities, each future holder of all such Shares, and the Company, its successors and assigns.

(b) Third-Party Beneficiary. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person, except as otherwise set forth in Section 7.

(c) Notices. Any notice, consents, waivers or other communication required or permitted to be given hereunder shall be in writing and will be deemed to have been delivered: (i) upon receipt, when personally delivered; (ii) upon receipt when sent by certified mail, return receipt requested, postage prepaid; (iii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party; (iv) when sent, if by e-mail (provided that such sent e-mail is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s e- mail server that such e-mail could not be delivered to such recipient); or (v) one (1) Business Day after deposit with a nationally recognized overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses, facsimile numbers and email addresses for such communications shall be:

(i) if to the Company, at

Augmedix, Inc.
111 Sutter Street, Suite 1300
San Francisco, CA 94104
Attention: Paul Ginocchio
Email:

with copies (which shall not constitute notice) to:

Morrison & Foerster LLP
425 Market Street
San Francisco, CA 94105
Attention: John Rafferty
Email:

or

(ii) if to the Purchasers, at the address set forth on the signature pages attached hereto

(or, in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section).

(d) Assignability. This Agreement and the rights, interests and obligations hereunder are not transferable or assignable by the Purchasers (including, for the avoidance of doubt, any Significant Purchaser), other than an assignment of the rights, interests and obligations hereunder in connection with any transfer of the Securities by a Purchaser to a Permitted Assignee (as such term is defined in the Registration Rights Agreement). For the avoidance of doubt, nothing in this Section 9(d) is intended to, or shall have the effect of, restricting or otherwise impairing any transfer of the Securities by the Purchasers.

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(e) Applicable Law. This Agreement and the other Transaction Documents and the transactions contemplated hereby shall be governed by and construed in accordance with the Laws of the State of Delaware, without reference to the principles thereof relating to the conflict of Laws. Any litigation based hereon, or arising out of, under or in connection with, this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby shall be brought and maintained exclusively in the United States District Court for the District of Delaware or the circuit court for New Castle County, Delaware. Each party irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, return receipt requested, to such party’s address set forth in Section 9(c), such service to become effective ten (10) days after such mailing.

(f) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

(g) Form D; Blue Sky Qualification. The Company agrees to timely file a Form D with respect to the Securities and to provide a copy thereof, promptly upon request of the Purchasers. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of the Purchasers.

(h) Securities Law Disclosure; Publicity. By 9:00 a.m., New York City time, on the trading day immediately following the Closing, the Company shall issue a press release (the “Press Release”) disclosing all material terms of the sale and issuance of the Securities. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser or any Affiliates of the Purchasers, or include the name of any Purchaser or any Affiliates of the Purchasers in any press release or filing with the SEC (other than the Registration Statement) or any regulatory agency or principal trading market, without the prior written consent of such Purchaser, except (i) as required by federal securities Law in connection with (A) any registration statement contemplated by the Registration Rights Agreement and (B) the filing of final Transaction Documents with the SEC or (ii) to the extent such disclosure is required by applicable Law, request of the staff of the SEC or of any regulatory agency or principal trading market regulations, in which case the Company shall provide the Purchasers with prior written notice of such disclosure permitted under this sub-clause (ii). The Purchasers, severally and not jointly, covenant that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in this Section 9(h), the Purchasers will maintain the confidentiality of all disclosures made to it in connection with such transactions (including the existence and terms of such transactions), except to the extent such disclosure (x) is made to the Purchaser Parties in connection with the transactions contemplated hereby or (y) is required by applicable Law. In addition, each Purchaser acknowledges that it is aware that United States securities laws may restrict persons who have material, non-public information about a company from purchasing or selling any securities of such company while in possession of such information. The provisions of this Section 9(h) are in addition to and not in replacement of any confidentiality agreement, if any, between the Company and the Purchaser.

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(i) Entire Agreement. This Agreement, together with the Registration Rights Agreement and each other Transaction Document, and all exhibits, schedules and attachments hereto and thereto, including any confidentiality agreement between the Purchaser and the Company, constitute the entire agreement between the Purchasers and the Company with respect to the Offering and supersede all prior oral or written agreements and understandings, if any, relating to the subject matter hereof.

(j) Expenses. At the Closing, the Company shall pay the reasonable fees and expenses incurred by RedCo II Master Fund, L.P. (“Redmile”) in connection with the sale and issuance of the Securities, including without limitation reasonable and documented fees and expenses of Goodwin Procter LLP, the counsel for Redmile, in an amount not to exceed, in the aggregate, $50,000. The Company shall pay all Transfer Agent fees, stamp taxes and other Taxes and duties levied in connection with the sale and issuance of the Securities, and the Company shall file all necessary Tax Returns and other documentation with respect to such fees, Taxes and duties, and the Company shall pay all fees and expenses of its counsel in connection with the issuance of any opinion required by Section 6(k) above and of any opinion to the Transfer Agent for the removal of any legend on the Securities.

(k) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages that contain copies of an executed signature page such as in .pdf format shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or by e-mail of a document in .pdf format shall be deemed to be their original signatures for all purposes.

(l) Severability. Each provision of this Agreement shall be considered separable and, if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable Law, such invalid or contrary provision shall be replaced with a valid provision that as closely as possible reflects the parties’ intent with respect thereto, and invalidity or illegality shall not impair the operation of or affect the remaining portions of this Agreement.

(m) Headings. Paragraph titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

(n) Additional Information; Further Assurances. The Purchaser hereby agrees to furnish the Company such other information as the Company may reasonably request prior to the applicable Closing with respect to its subscription hereunder. Each party hereto shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party hereto may reasonably request in order to effect the transactions contemplated hereby and to accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(o) Survival. The parties, agree that, if the Closing occurs, the representations and warranties of the Company and each Purchaser contained in this Agreement shall survive the execution and delivery of this Agreement for a period of one (1) year from the Closing Date and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Purchaser or the Company. The covenants and agreements contained in this Agreement (including the covenants and agreements set forth in Section 7 hereof) shall survive the Closing and delivery of the Securities in accordance with their terms or, if no term is specified, such covenants and agreements shall survive indefinitely. Notwithstanding anything herein to the contrary, in no event shall the Purchaser have any liability to the Company or to any other person in connection with the Offering other than pursuant to this Agreement.

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(p) Public Disclosure. Neither the Purchasers nor any officer, manager, director, member, partner, stockholder, employee, Affiliate, Affiliated person or entity of the Purchasers shall make or issue any press releases or otherwise make any public statements or make any disclosures to any third person or entity with respect to the transactions contemplated herein and will not make or issue any press releases or otherwise make any public statements of any nature whatsoever with respect to the Company without the Company’s express prior approval (which may be withheld in the Company’s sole discretion), except to the extent such disclosure is required by Law, request of the staff of the SEC or of any regulatory agency or principal trading market regulations.

(q) Independent Nature of the Purchaser’s Obligations and Rights. For avoidance of doubt, the obligations of each Purchaser under this Agreement, the other Transaction Documents and any other agreements delivered in connection herewith are several and not joint with the obligations of any other Purchaser, and each Purchaser shall not be responsible in any way for the performance of the obligations of any other Purchaser. Nothing contained herein and no action taken by any Purchaser shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture, or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any other Transaction Document. Except as specifically set forth herein, each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other party to be joined as an additional party in any proceeding for such purpose.

(r) Adjustments. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof, each reference in any Transaction Document to a number of Securities or the per share purchase price shall be deemed to be amended to appropriately account for such event.

(s) Remedies. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by them in accordance with the terms hereof and that each party hereto may be entitled to seek protective orders, injunctive relief and other remedies available at Law or in equity (including, without limitation, seeking specific performance or rescission of purchases, sales and other transfers). The parties hereto agree not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches of this Agreement by the Purchasers or the Company, as applicable, and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the respective covenants and obligations of the Purchasers and the Company, as applicable, under this Agreement all in accordance with the terms of this Section 9(s). Neither the Purchasers nor the Company, as applicable, shall be required to provide any bond or other security in connection with seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, all in accordance with the terms of this Section 9(s).

(t) Recourse. Notwithstanding anything that may be expressed or implied in this Agreement or in any other Transaction Document, and notwithstanding the fact that the Purchaser may be partnerships or limited liability companies, the Company hereto covenants, agrees and acknowledges that no recourse under this Agreement or any Transaction Document shall be had against any the Purchasers’ future, present or former Affiliates, or the Purchasers’ or its Affiliates’ respective future, present or former officers, directors, managers, employees, partners, equityholders, controlling persons, members, agents, attorneys, representatives, successors or permitted assigns (the “Purchaser Parties”) (other than the Purchasers and their successors and Permitted Assignees under this Agreement), whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any of the Purchaser Parties, as such, for any obligation or liability of any party under this Agreement or any other Transaction Document for any claim based on, in respect of or by reason of such obligations or liabilities or their creation; provided, however, nothing in this Section 9(t) shall relieve or otherwise limit the liability of the Purchasers or any of their successors or Permitted Assignees, for any breach or violation of its obligations under such agreements, documents or instruments. The liability limitation provision in this Section 9(t) shall survive termination of this Agreement.

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(u) Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities to Redmile and its affiliates for working capital, other general corporate purposes and any other uses that may be mutually agreed between the Company and Redmile. The Company shall use its reasonable best efforts to use the net proceeds from the sale of the Securities to the Purchasers (other than Redmile and its affiliates) in furtherance of the development of the Company’s product offerings for use in the emergency department setting during the three (3) year period following the Closing; provided, however that the Company may invest all or a portion of such net proceeds in short-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

(v) Liability Management. The Company agrees to use its commercially reasonable efforts to extend by 12 months the maturity date of its outstanding revolving credit facility under the Loan and Security Agreement dated May 4, 2022, between the Company and Silicon Valley Bank. From the Closing Date until December 31, 2025, the Company shall not incur any additional indebtedness in excess of $10 million, without the prior written approval of the Purchasers.

(w) Stock Compensation. From the Closing Date through December 31, 2025, the Company shall not issue Company stock in lieu of cash for employee bonuses if the aggregate amount of such issuances exceeds $3.0 million during such period.

(x) Equity Line of Credit. The Company and Redmile agree to negotiate in good faith the forms of the definitive documents and agreements governing an equity line of credit of up to $5,000,000 (the “Definitive Documents”) and to execute the Definitive Documents as soon as reasonably practicable after the date of this Agreement, which the expectation of the parties that such Definitive Documents will be executed within 30 days of the date hereof. The Definitive Documents will have terms and be subject to conditions consistent with the term sheet attached as Exhibit E hereto and the transactions contemplated thereby shall be subject to stockholder approval in accordance with applicable Nasdaq rules.

(y) Termination. This Agreement shall terminate automatically and be of no further force and effect if (i) the Purchasers and the Company agree in writing to terminate this Agreement prior to the Closing; or (ii) in the Purchasers’ sole and absolute discretion, upon written notice to the Company, if any representation or warranty of the Company set forth in Section 3 hereof shall be or shall have become inaccurate or the Company shall have breached or failed to perform any of its covenants or other agreements set forth in this Agreement, which inaccuracy, breach or failure to perform would give rise to the failure to satisfy any of the conditions set forth in Section 6(a) or Section 6(b) of this Agreement and which inaccuracy, breach or failure to perform cannot be cured by the Company or, if capable of being cured, is not cured within two (2) Business Days of the Purchasers’ notice to the Company thereof.

[Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

AUGMEDIX, INC.

By:
Name:
Title:

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

REDCO II MASTER FUND, L.P.

By: RedCo II (GP), LLC, its general partner

By:
Name:
Title:

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

HINSIGHT-AUGX HOLDINGS, LLC

By: HEALTH INSIGHT CAPITAL, LLC
Its: Sole Member

By:
Name:
Title:

[Signature Page to Securities Purchase Agreement]

EXHIBIT A

Closing Schedule

Investor Name	Number of Shares to be Purchased	Aggregate Purchase Price of Shares	Number of Pre- Funded Warrants to be Purchased	Aggregate Purchase Price of Pre- Funded Warrants	Number of Break Even Warrants	Aggregate Purchase Price of Securities
RedCo II Master Fund, L.P.	1,250,000	$2,000,000.00	3,125,195	$4,999,999.49	1,093,799	$6,999,999.49
HINSIGHT-AUGX HOLDINGS, LLC	1,875,000	$3,000,000.00	1,250,078	$1,999,999.80	781,270	$4,999,999.80

EXHIBIT B

Form of Pre-Funded Warrant

EXHIBIT C

Form of Break Even Warrant

EXHIBIT D

Form of Registration Rights Agreement

EXHIBIT E

Augmedix, Inc.

EQUITY LINE OF CREDIT TERM SHEET

This term sheet (the “Term Sheet”) summarizes the principal terms of a proposed private financing of the Company. This Term Sheet is for discussion purposes only; there is no obligation on the part of any negotiating party until definitive agreements are signed by all parties. This Term Sheet does not constitute either an offer to sell or an offer to purchase securities.

Issuer:	Augmedix, Inc. (the “Company”)
Purchaser:	Redmile Group, LLC or one or more of its affiliates (the “Purchaser”)
Total Size of Offering:	The maximum size of the offering shall be $5,000,000 (the “Financing”), subject to the Purchaser’s final determination.
Signing and Closing:

The documentation governing the Financing shall be signed as soon as reasonably practicable (the “Signing Date”). Offerings by the Company as part of the Financing (each, a “Sale”) shall be made at the option of the Company in an amount to be determined by the Company and agreed upon by the Purchaser, at any time between (1) the 12 month anniversary of the Signing Date and (2) shall terminate upon the 18 month anniversary of the Signing Date, in each case subject to applicable conditions and unless earlier terminated. Purchaser shall have the right to reasonably limit the total aggregate amount of any Sale if such Sale may trigger certain filings by the Purchaser (e.g., filings under HSR or CFIUS) or may require other regulatory approvals.

Nature of Investment:	Private placement of Securities pursuant to Section 4(a)(2) and/or Regulation D of the Securities Act of 1933, as amended (the “Securities Act”)
Conditions on Selling Securities:

Company may only complete a Sale if the Company can provide audited financial statements showing gross profits of either (1) $20,000,000 for calendar year 2023 or (2) $6,000,000 for 1Q24.

The Financing shall immediately terminate and no further Sales may be made by the Company following the closing of an equity or debt financing by the Company at any time after the Signing Date. If the closing price of the Common Stock is below $1.60 for any consecutive five (5) trading days at any time after the 12 month anniversary of the Signing Date, any Sales and the purchase price of the Common Stock will be subject to Purchaser’s sole approval.

Securities:

Common stock, $0.0001 par value per share (“Common Stock”), and non-voting pre-funded warrants that convert to Common Stock (“Pre-Funded Warrants”, and, together with the Common Stock, the “Securities”), at the option of the Purchaser.

Exhibit E-1

Break Even Warrant:	To the extent the Company has any “Break Even Warrants” outstanding, a Sale would lead to immediate exercisability of such Break Even Warrants.
Purchase Price:

Common Stock will be issued at a purchase price of $1.60 per share, and in the case of the Pre-Funded Warrants, minus the par value of the Common Stock, which par value shall be paid by the Purchaser upon exercise of the Pre-Funded Warrants (the “Exercise Price”), in each case subject to any applicable laws or stock exchange price requirements and to be agreed by Purchaser.

Registration Rights:

The Company and the Purchaser will be party to a customary registration rights agreement, or agree to customary registration rights provisions in the definitive transaction agreement, that shall provide that no later than 30 days following the termination of the Financing for any reason, the Company shall file (after providing Purchaser reasonable time to review and comment) a registration statement (the “Resale Registration Statement”) under the Securities Act covering the resale of Securities and any shares of Common Stock issuable upon exercise of the Securities (the “Registrable Shares”), and shall use its commercially reasonable best efforts to cause the Resale Registration Statement to be declared effective by the Securities and Exchange Commission as soon as practicable after filing, and in any event within 90 days after such filing, and keep it effective and current at least through the date on which all Registrable Shares are sold or may be sold pursuant to Rule 144 without restriction, and provide customary indemnities and bear all related costs in connection with preparing and filing registration statements.

Use of Proceeds:	For working capital, other general corporate purposes and any other uses that may be mutually agreed between the Company and the Purchaser.
Stockholder Approval:

If necessary for the closing of the offering contemplated hereby, the Company shall, as soon as practicable following the Signing Date, but not more than 120 days thereafter, submit to a vote of its stockholders proposals to approve the issuance of Common Stock upon conversion of the Securities so that such as converted issuance is approved as required under applicable law, including the rules of the applicable stock exchange on which the Common Stock is listed (the “Stockholder Approval”). If any proposals set forth in the Stockholder Approval necessary for the closing of the offering are not approved at the first meeting of stockholders after the Signing Date, the Company shall attempt to seek such approval for such proposals at least annually until all such proposals are approved.

Exhibit E-2

Stock Exchange Listing:	The Registrable Shares shall be approved for listing on the same stock exchange on which the Company’s outstanding Common Stock is listed prior to each Sale.
Conditions to the Purchaser’s Obligation to Close:

The Purchaser’s obligation to consummate the transactions contemplated by this Term Sheet shall be subject to the customary conditions, including, but not limited to, the following: (a) the accuracy in all material respects, as of the Signing Date and as of each Sale, of the representations and warranties made by the Company; (b) no material adverse change has occurred which impacts the Company; (c) satisfactory due diligence review by Purchaser’s counsel, (d) receipt by the Purchaser of an opinion of counsel to the Company in form and substance reasonably acceptable to the Purchaser, (e) the Common Stock issuable upon the exercise of the Securities shall have been approved for listing on the applicable stock exchange on which the outstanding Common Stock is listed, (f) execution of definitive documentation for the financing acceptable to the Purchaser’s counsel, (g) customary representations and warranties, and (h) other usual closing conditions.

Investment Representations:

The Purchaser shall represent to the Company that it is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act, among other customary investment representations.

Expenses:

The Company will pay all reasonable costs and expenses incurred in connection with the transaction contemplated hereby, including without limitation reasonable and documented legal fees of counsel to the Purchaser, up to a maximum of $50,000.

Other Purchasers:	To the extent of any concurrent investment in the Securities by an investor other than the Purchaser, no other such purchaser shall receive more favorable terms than those provided for herein.
No Lock-Up:

In connection with this offering, Purchaser shall not be required to agree to any restriction on its ability to sell, transfer or otherwise dispose of any securities of the Company (including Securities and Registrable Shares acquired in this offering) held by the Purchaser on or after the date hereof.

MNPI Cleansing:

If any information that may be considered material non-public information (“MNPI”) of the Company may be disclosed to Purchaser in the course of this offering, Company agrees to, prior to providing such MNPI, enter into a non-disclosure agreement with Purchaser containing mutually agreeable terms including, without limitation, an agreement to disclose any MNPI in accordance with Regulation FD and the applicable rules and regulations of the stock exchange by no later than a mutually agreeable date.

Placement Agent Fees:

Solely as it relates to the aggregate dollar value of the Purchaser’s Investment Amount and the aggregate number of Securities purchased by the Purchaser, Company shall not pay any fee to any Placement Agents that may be engaged by the Company in connection with the proposed offering. For the avoidance of doubt, nothing in this section shall restrict Company from agreeing to a fee structure with the Placement Agents for investments made by other purchasers.

Choice of Law:	This Term Sheet and the transactions contemplated hereby shall be governed by and construed under the laws of the State of Delaware without giving effect to its conflict or choice of law provisions.
Non-Binding Effect:

This Term Sheet does not constitute an offer to sell or an offer to purchase any securities and is not intended to be binding upon any party. It is understood that this Term Sheet constitutes only an indication of interest with respect to a potential investment by Purchaser in the Company and does not constitute a legally binding proposal, plan, commitment or agreement by Purchaser or the Company. No legally binding agreement regarding the transactions contemplated hereby will arise except following the negotiation, execution and delivery of the definitive documentation (in form and substance satisfactory to Purchaser and the Company).

Exhibit E-3